Exhibit 10.24

Trade Mark Licence

Crown Limited

ACN 006 973 262

Melco PBL Entertainment (Macau) Limited

Level 39 101 Collins Street MELBOURNE VIC 3000 Telephone: 9679 3000 Fax: 9679 3111	Ref: PJC JML 03 1386 9885

© Blake Dawson Waldron 2005

CONTENTS

1.	INTERPRETATION	1

2.	LICENCE	4

3.	TITLE	4

4.	USE OF TRADE MARKS	5

5.	QUALITY CONTROL	6

6.	REPRESENTATIONS, WARRANTIES AND INDEMNITIES	7

7.	INFRINGEMENTS AND CLAIMS	9

8.	TERMINATION	9

9.	CONFIDENTIAL INFORMATION	10

10.	NOTICES	11

11.	AMENDMENT AND ASSIGNMENT	12

12.	GENERAL	12

TRADE MARK LICENCE

DATE 30th November 2006

PARTIES

Crown Limited ACN 006 973 262, a company incorporated in Victoria, Australia, of 8 Whiteman Street, Southbank, Victoria, 3006, AUSTRALIA (Crown)

Melco PBL Entertainment (Macau) Limited, a company incorporated in the Cayman Islands, having its registered office at Walker House, 87 Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands and with a correspondence address at Level 38, The Centrium, 60 Wyndham Street, Central, Hong Kong (Licensee)

RECITALS

A.	Crown is the owner of the Trade Marks in the Territory.

B.	Crown’s parent company, PBL, and Melco have entered into the Joint Venture.

C.	The Licensee is a wholly owned subsidiary of the Joint Venture.

D.	The Licensee wishes to obtain a licence to use the Trade Marks in Macau for use in gaming, casino/hotel and related developments undertaken by the Licensee or its wholly owned subsidiaries.

E.	Crown has agreed to grant to the Licensee a licence to use the Trade Marks in the Territory on the terms and subject to the conditions set out in this document.

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, THE PARTIES AGREE AND DECLARE AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions

In this document, unless the context otherwise requires:

Business Day means a day that is not a Saturday, Sunday or public holiday in Melbourne, Australia and the Macau SAR.

Claim means any actual, suspected or threatened claim by a third party, concerning the use of the Trade Marks or any substantially identical or deceptively similar marks.

Change of Control means, for a corporation, a change in:

(a)	Control of the composition of the board of directors of the corporation;

(b)	Control of more than half the voting rights attaching to shares in the corporation; or

(c)	Control of more than half the issued shares of the corporation (not counting any share which carries no right to participate beyond a specified amount in the distribution of either profit or capital).

Commencement Date means the date indicated on the first page of this document.

Control means a power or control that is direct or indirect or that is, or can be, exercised as a result of, by means of or by the revocation or breach of a trust, an agreement, a practice, or any combination of them, whether or not they are enforceable. It does not matter whether the power or control is express or implied, formal or informal, exercisable alone or jointly with someone else.

Confidential Information means all information and know-how held by either Crown or the Licensee whether recorded in material form or not, which is disclosed to or learnt by another party to this document and includes any facts, legal advice, financial, commercial or competitive information, technical knowledge, concepts, ideas, decisions, programs, processes, procedures, innovations, inventions, market intelligence and database information of or about the relevant party, and also includes any other information that:

(a)	is by its nature confidential;

(b)	is marked or designated or confirmed by a party as confidential or proprietary at the time of its disclosure; or

(c)	the other party knows or ought to know is confidential,

but does not include information that:

(d)	is in or enters the public domain through no fault of the receiving party;

(e)	is or was made available to the receiving party by a person (other than the disclosing party) who is or was not under any obligation of confidence to the disclosing party in relation to that information; or

(f)	is or was developed by the receiving party independently of the disclosing party and any of its officers, employees, agents or contractors.

Infringement means any actual, suspected or threatened infringement or unauthorised use of the Trade Marks by a third party.

Joint Venture means the joint venture between PBL and Melco pursuant to which each party owns shares in the Licensee and each company has executed the Joint Venture Agreement.

Joint Venture Agreement means the Shareholders’ Deed dated 8 March 2005 (as amended and restated from time to time) between Melco, Melco Leisure and Entertainment Group Limited, PBL, PBL Asia Investments Limited and the Licensee.

Macau SAR means Macau, the Special Administrative Region of the People’s Republic of China.

2.

Melco means Melco International Development Limited of Level 38, The Centrium, 60 Wyndham Street, Central, Hong Kong.

PBL means Publishing and Broadcasting Limited (ABN 52 009 071 167) of Level 2, 54 Park Street, Sydney, NSW 2000, Australia.

Purpose means for use in gaming, casino/hotel and related developments undertaken by the Licensee or its wholly owned subsidiaries.

Term means the term of this document defined by reference to clause 2.4.

Territory means Macau, SAR.

Trade Marks means the trade marks set out in Schedule 1, and any other trade marks owned by Crown which Crown agrees in writing to include as a Trade Mark under this document from time to time.

1.2	Rules for interpreting this document

In this document, unless the context otherwise requires:

(a)	headings are for convenience only and do not affect interpretation;

(b)	the singular includes the plural and vice versa;

(c)	if an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing;

(d)	a reference to:

(i)	any statutory enactment or law shall mean and be construed as reference to that enactment or law as amended or modified or re-enacted from time to time, and includes any ordinances, by-laws, regulations and other statutory enactments issued under such statutory enactment or law, and to the corresponding provisions of any similar enactment or law of any other relevant jurisdiction;

(ii)	an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

(iii)	a clause or schedule is to a clause or schedule of or to this document and forms part of this document;

(iv)	a document or agreement is to that document or agreement (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time; and

(v)	any party to this document or to any other document or agreement includes that party’s executors, administrators, substitutes, successors and permitted assigns.

3.

2.	LICENCE

2.1	Grant of Licence

On the terms and subject to the conditions of this document, Crown grants to the Licensee, and the Licensee accepts, an exclusive, non-transferable licence to use the Trade Marks solely for the Purpose in the Territory for the Term.

2.2	No right to sub-licence

The Licensee must not sub-license any right granted to it under this document without the prior written consent of Crown (such consent shall not be unreasonably withheld) provided however that the Licensee may, without Crown’s consent but on giving written notice to Crown, grant sub-licenses to its wholly owned subsidiaries which are undertaking the Purpose in the Macau SAR. Any such sub-licenses must be consistent with and incorporate the terms of this Agreement.

2.3	Record of interest

Where a Trade Mark is or becomes registered in the Territory, the Licensee must record its interest as a licensee or registered or authorised user of the Trade Mark. Crown must, at the request and at the expense of the Licensee, perform such acts and execute such documents as may be reasonably necessary to enable the Licensee to do so.

2.4	Term

The permission granted to the Licensee to use the Trade Marks commences on the Commencement Date and continues until the earlier of:

(a)	the Joint Venture Agreement is terminated; and

(b)	this Agreement is terminated in accordance with clause 8.

2.5	Licence Fee

The Licensor and the Licensee hereby agree that no licence fee shall be payable by the Licensee for the use of the Trade Marks hereunder.

3.	TITLE

3.1	Ownership of Trade Marks

The Licensee acknowledges that:

(a)	Crown is the owner of the Trade Marks;

(b)	this document does not adversely affect the rights of Crown in the Trade Marks;

(c)	nothing in this document shall be construed as conferring upon the Licensee any interest or right in the Trade Marks, other than as licensee; and

4.

(d)	all use of the Trade Marks or any substantially identical or deceptively similar marks by the Licensee inures to the benefit of Crown and all goodwill and reputation in the Trade Marks by reason of use of the Trade Marks by the Licensee vests in, and is assigned to, Crown.

3.2	Prohibited acts

The Licensee must not take, or assist any other person directly or indirectly to take action which may invalidate, prejudice or impair any of the rights of Crown in the Trade Marks or contest, challenge or oppose registration or support any application to expunge or require any disclaimer concerning the Trade Marks.

4.	USE OF TRADE MARKS

4.1	Licensee’s obligations

The Licensee must:

(a)	comply with all of Crown’s reasonable instructions, requirements, directions and specifications, within a reasonable period of time after the Licensee’s receipt thereof, about the use and manner of using the Trade Marks which Crown may give to the Licensee in writing from time to time;

(b)	not use the Trade Marks in any other form than:

(i)	if the Trade Marks are registered, in the form in which they are registered;

(ii)	if the Trade Marks are not registered, in such form as indicated in Schedule 1; or

(iii)	in either case, in such form as may be approved by Crown in writing from time to time;

(c)	not use a Trade Mark in connection with any services or products other than the services or products for which the particular Trade Mark is registered in the Territory;

(d)	not use the Trade Marks in any way likely to deceive or cause confusion or prejudice the distinctiveness or value of the Trade Marks or Crown’s goodwill or reputation;

(e)	accompany each use of the Trade Marks with a notice to the effect that the Trade Mark is used under licence from Crown, unless Crown confirms in writing that a notice is not required;

(f)	not use the Trade Marks in conjunction with any other trade mark or brand name, without the prior written consent of Crown (such consent shall not be unreasonably withheld);

(g)	not alter, deface, make additions to, remove, erase or obliterate, wholly or partly the Trade Marks;

5.

(h)	at Crown’s request promptly give Crown any information as to the Licensee’s use of the Trade Marks which Crown may reasonably require; and

(i)	provide all reasonable assistance requested by Crown in relation to any legal proceedings arising from the use of the Trade Marks by the Licensee.

5.	QUALITY CONTROL

5.1	Approval

(a)	Subject to clause (b), Crown and the Licensee will jointly approve all materials to which the Trade Marks are applied or used in respect of, including, without limitation, press releases, advertising, promotional and publicity materials, sales literature, catalogues, signs, films, television, video, radio and internet advertising, print medium material and material of a similar nature.

(b)	The Licensee must:

(i)	notify Crown and obtain Crown’s prior written approval of each service and product in relation to which the Licensee wishes to use the Trade Marks;

(ii)	at Crown’s request, promptly give Crown any information that Crown may reasonably require concerning the Licensee’s services and products in relation to which the Licensee wishes to use the Trade Marks;

(iii)	allow Crown and any duly authorised representative of Crown access to the Licensee’s premises, at all reasonable times with prior appointment, to enable Crown to:

(A)	assess the nature, standard, quality and character of any services and products in relation to which the Licensee wishes to use the Trade Marks; and

(B)	ensure that the Licensee is complying with its obligations under this document.

(c)	Crown may in its absolute discretion notify the Licensee that any Trade Mark is not to be associated with any service or product of the Licensee in any way that will adversely affect the goodwill associated with the Trade Mark or Crown’s reputation. Crown may exercise this right from time to time and from such period or periods as are notified in writing by Crown. The Licensee must within thirty (30) days after receipt of the written notice from Licensor comply with the terms of any notice given by Crown under this clause. However, subject to the Licensee complying with its obligations under this Agreement, nothing in this clause shall give Crown the right to request the Licensee to cease, (i) the use of the name “CROWN MACAU” for Licensee’s premier luxurious casino-hotel at the development known as Crown Macau on Taipa in Macau SAR and, (ii) the use of the name “CROWN TOWERS” for Licensee’s premier luxurious casino-hotel at the development known as City of Dreams at Cotai in Macau SAR. The giving of notice under this clause does not operate as a termination or repudiation of this document.

6.

5.2	Licensee’s services and products

The Licensee must:

(a)	ensure that its services and products meet Crown’s standards and requirements of quality as notified by Crown to the Licensee in writing from time to time;

(b)	ensure that the Licensee’s services and products comply with all applicable standards, regulations and government guidelines and rules in the Territory; and

(c)	participate in or implement any promotions, marketing activities, advertisements or merchandising methods or displays in relation to its services and products, as requested, and in the form required, by Crown, provided that the Licensee shall be given a reasonably period of time to comply with any of Crown’s request pursuant to the above.

6.	REPRESENTATIONS, WARRANTIES AND INDEMNITIES

6.1	No warranty with regard to Trade Marks

The parties acknowledge that Crown does not provide any warranty or indemnity in respect of any infringement of third party rights by the use of the Trade Marks or any substantially identical or deceptively similar marks. However, Crown warrants that, subject to any written disclosure to the Licensee to the contrary, it is not aware that the grant of the licence herein or the use of the Trade Marks will infringe the rights of any third party.

Notwithstanding anything contrary to this Agreement, if during the term of this Agreement any trademark action, proceeding or claim, based on the use of the Trade Mark(s) (the “Trademark Claim”) pursuant to the terms of this Agreement, is instituted against Licensee, Licensor hereby agrees to indemnify, defend, and hold free and harmless Licensee, its employees, representatives, directors, officers, permitted successors and assigns from and against the Trademark Claim and reasonable out-of-pocket expenses, including, without limitation, interest, penalties, attorney and third party fees which may be suffered, incurred or paid by such persons to be indemnified.

6.2	Licensee’s warranty

The Licensee warrants and undertakes on behalf of itself, its directors, officers and agents and on behalf of companies related to the Licensee and their directors, officers and agents that:

(a)	it will co-operate and take all reasonable steps to preserve the existing rights of Crown in the Trade Marks and will not interfere with the continued exploitation of the Trade Marks by Crown;

(b)	its services comply with any statutory or other industry standards; and

(c)	its services comply with all relevant legislative, regulatory and other governmental requirements in the Territory.

7.

6.3	Crown’s warranty

Crown warrants with the Licensee that :

(a)	it has all rights and authority necessary to perform its obligations under this Agreement;

(b)	it will use the Trade Marks only for the Purpose, and not for any other purpose;

(c)	it is the proprietor of the Trade Marks and subject to any written disclosure to the Licensee to the contrary, its proprietary rights and the validity of the Trade Marks have never been called into question or challenged;

(d)	Crown shall not, during the Term, use or grant to other third parties rights or licenses to use the Trade Marks in the Territory; and

(e)	it will comply with all relevant legal requirements to maintain and renew all registrations of the Trade marks in the Territory.

6.4	Licensee’s indemnity

The Licensee indemnifies Crown, must keep Crown indemnified and must hold Crown harmless from and against any and all:

(a)	liabilities, actions, proceedings, claims or demands against Crown; and

(b)	losses, damages, costs or expenses of Crown,

of any kind, which arise out of or in relation to:

(c)	the use of the Trade Marks or any substantially identical or deceptively similar marks by the Licensee or any sub-licensee of the Licensee;

(d)	the negligent or wilful act or omission by the Licensee (by itself, its directors, employees, agents or subcontractors) in supplying its services; or

(e)	any failure or alleged failure by the Licensee to comply with the terms and conditions of this document.

6.5	Crown’s indemnity

Crown indemnifies the Licensee, must keep the Licensee indemnified and must hold the Licensee harmless from and against any and all:

(a)	liabilities, actions, proceedings, claims or demands against the Licensee; and

(b)	losses, damages, costs or expenses of the Licensee

of any kind, which arise out of or in relation to any failure by Crown to comply with the terms and conditions of this document.

8.

7.	INFRINGEMENTS AND CLAIMS

7.1	Notification

The Licensee must promptly notify Crown in writing giving full particulars, of any Infringement or Claim of which the Licensee becomes aware.

7.2	Assistance

The Licensee must, at its own expense, provide such assistance, perform such acts and execute such documents as may be reasonably necessary to enable Crown to take action in relation to any Infringement or to defend any Claim. The Licensee must not take any action in relation to any Infringement nor to defend any Claim without Crown’s prior written consent.

7.3	Crown to take action

Crown, in its sole discretion, shall determine whether or not any action will be taken in respect of any Infringement or any Claim.

8.	TERMINATION

8.1	Termination by Crown

Crown may terminate this document (including all licences granted under it) by written notice effective immediately or effective from any later date Crown may nominate in writing, if:

(a)	the Licensee breaches any of its obligations under this document and the breach is not rectified, if it can be rectified, within 14 days;

(b)	an order is made or resolution passed for the administration, liquidation, receivership or other winding up or dissolution without winding up of the Licensee (other than for the purposes of amalgamation or reconstruction);

(c)	the Licensee is affected by a Change of Control;

(d)	the direct and indirect shareholding of:

(i)	PBL and Melco together in the Licensee is less than 50%; or

(ii)	PBL in the Licensee is less than 25%; or

(e)	without limiting the other provisions of this clause 8, the Licensee engages in any conduct or practice that is reasonably likely, in Crown’s reasonable opinion, to adversely affect:

(i)	the Trade Marks;

(ii)	the goodwill associated with the Trade Marks;

(iii)	Crown’s rights in the Trade Marks; or

9.

(iv)	Crown’s goodwill and reputation.

8.2	Licensee to cease use

Where this document is terminated, the Licensee must:

(a)	immediately, or from any later date Crown may nominate in writing, cease all use of the Trade Marks on any material, including without limitation, signage, stationery and invoices;

(b)	as applicable, immediately apply to remove its recorded interest as Licensee of the Trade Mark;

(c)	immediately cease to associate itself with the Trade Marks or Crown and not do anything which suggests a connection with the Trade Marks or Crown;

(d)	not use or register or authorise or assist anyone else to use or register a trade mark which is deceptively similar to any Trade Mark; and

(e)	not take, or assist any other person directly or indirectly to take action which may invalidate, prejudice or impair any of the rights of Crown in the Trade Marks or contest, challenge or oppose registration or support any application to expunge or require any disclaimer concerning any of the Trade Marks.

8.3	Accrued rights

The termination or expiry of this document will be without prejudice to the accrued rights of the parties, and any provision of this licence which relates to or governs the acts of the parties subsequent to such expiry or termination will remain in full force and effect.

9.	CONFIDENTIAL INFORMATION

9.1	Obligation of confidence

(a)	Each party acknowledges that it may acquire Confidential Information during the Term.

(b)	Each party agrees to treat all Confidential Information as confidential and will not use or disclose Confidential Information to any person, except its employees, agents, consultants, or sub-contractors:

(i)	on a “need to know” basis or to the extent required to enable that party to exercise the rights granted to it under this document or comply with the provisions of this document;

(ii)	only where such agents, consultants, or sub-contractors have provided an undertaking to keep the Confidential Information confidential.

(c)	Each party will use the Confidential Information only for the purposes for which it has been provided.

10.

10.	NOTICES

10.1	Effective Notice

A notice under this document is only effective if it is:

(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:

(i)	delivered or sent by pre-paid mail to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that says that it was sent in full.

10.2	Delivery of notices

A notice given to a party in accordance with this clause is treated as having been given and received:

(a)	if delivered to a party’s address, on the day of delivery if a Business Day, otherwise on the next Business Day;

(b)	if sent by pre-paid airmail, on the third Business Day after posting; and

(c)	if delivered by fax:

(i)	by 5.00pm (local time at the place of receipt) on a Business Day – on that day; or

(ii)	after 5.00pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day – on the next Business Day.

10.3	For the purpose of this clause the address of a party is the address set out below or another address of which that party may from time to time give notice to each other party:

Crown:

Attention:	General Counsel
Address:	8 Whiteman Street
Southbank Victoria 3006
Australia

Facsimile:	613 9292 7295

The Licensee:

Attention:	General Counsel
Address:	38th Floor, The Centrium
60 Wyndham Street,
Central, Hong Kong

Facsimile:	852 3162 3579

11.

11.	AMENDMENT AND ASSIGNMENT

11.1	Amendment in writing

This document may only be amended, supplemented, replaced or novated by another document signed by Crown and the Licensee.

11.2	Licensee cannot assign

The rights granted by Crown to the Licensee are personal to the Licensee and may not be assigned without the prior written consent of Crown.

12.	GENERAL

12.1	Governing law

This document is governed by the law in force in Victoria, Australia and the parties submit to the non-exclusive jurisdiction of the courts in Victoria, Australia.

12.2	Relationship of the parties

Nothing in this document will constitute or be deemed to constitute a partnership between the parties or to constitute or be deemed to constitute an agency or employment relationship between the parties for any purpose, and no party has the authority to bind the others or to contract in the name of the others in any way or for any purpose.

12.3	Giving effect to this document

Each party must do, sign, execute and deliver and must procure that each of its employees and agents does, signs, executes and delivers, all deeds, documents, instruments and acts reasonably required of it or them by notice from another party to carry out and give full effect to this document and the rights and obligations of the parties under it. Specifically, the parties agree to do such things as may be desirable for protecting Crown’s rights in the Trade Marks.

12.4	Waiver

The non-exercise of or delay in exercising any power or right of a party does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing, signed by the party to be bound by the waiver.

12.5	Severability

Any provision in this document which is invalid or unenforceable in any jurisdiction is, if possible, to be read down for the purposes of that jurisdiction so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this document or affecting the validity or enforceability of that provision in any other jurisdiction.

12.

12.6	Counterparts

This document may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

12.7	Entire agreement

This document supersedes all previous agreements, whether verbal or in writing, in respect of its subject matter and embodies the entire agreement between the parties.

EXECUTED as an agreement

SIGNED for CROWN LIMITED (ACN 006 973 262), by its duly authorised officer, in the presence of:	/s/
Signature of officer

/s/	Rowen Craigie
Signature of witness	Name

Jocinta Chalmers
Name

SIGNED for MELCO PBL ENTERTAINMENT (MACAU) LIMITED by its duly authorised officer, in the presence of:	/s/
Signature of officer

Signature of witness	Name Lawrence Ho, CEO

Name

13.

SCHEDULE 1

TRADE MARKS

The Trade Marks are as specified in the attached document entitled “Macau Trade Marks – Status as of 14 September 2006”.

14.

Macau Trade Marks

Status as of 14 September 2006

Notes in relation to trade mark filing and oppositions in Macau:

1.	BDW’s agents have advised that in Macau a trade mark application is published for opposition purposes before it is examined by the Registrar (unlike Australia where substantive examination is taken prior to publication for opposition proceedings). Accordingly, “Accepted” in Macau means that the opposition period has elapsed and the trade marks are to be examined by the Macau Trade Marks Registry.

2.	Where the applications have been opposed, if Crown is successful in the opposition proceedings, the applications will then be examined by the Registrar.

3.	Where the opposition periods have expired, any objections that may be raised during examination are likely to be minor and should not impede registration.

4.	“Tin Fat” means Tin Fat Gestao E Investimentos, Limitada. Tin Fat is the applicant for GOLDEN CROWN CHINA HOTEL MACAU in English, Chinese and Portuguese in class 42 (accommodation).

Note for September 2006 Update – the Macau courts have only recently returned from the summer break hence the delay in the provision of information from Macau.

Trade Mark	TM Number	Date Lodged	Class (Summary only - refer to Macau Trade Marks Register)	Status	Other Matters
A. EXISTING MARKS – NOT CHALLENGED

CROWN	N/000106	07/02/1996	39 - Travel arrangements	Registered	Nil.

CROWN	N/000107	07/02/1996	41 - Gambling and casino services, entertainment services	Registered	Nil.

	N/000101	07/02/1996	39 - Travel arrangements	Registered	Nil.

	N/000102	07/02/1996	41 - Gambling and casino services, entertainment services	Registered	Nil.

Trade Mark	TM Number	Date Lodged	Class (Summary only - refer to Macau Trade Marks Register)	Status	Other Matters
	N/000103	07/02/1996	42 - Hospitality and accommodation services	Registered	Nil.

CROWN TOWERS	N/000109	07/02/1996	39 - Travel arrangements	Registered	Nil.

CROWN TOWERS	N/000110	07/02/1996	41 - Gambling and casino services, entertainment services	Registered	Nil.

B. EXISTING MARKS WHICH TIN FAT IS SEEKING TO CANCEL

CROWN	N/000108	07/02/1996	42 - Hospitality and accommodation services	Registered Tin Fat has issued High Court challenge to Tribunal’s decision in favour of Crown.

Tribunal issued decision refusing Tin Fat’s cancellation application.

Awaiting advice from Macau lawyers as to date for High Court hearing date.

NOTE: We are awaiting advice from the Macau lawyers as to whether there are any restrictions on using mark before the matter is finalised in court.

CROWN TOWERS	N/000111	07/02/1996	42 - Hospitality and accommodation services	Registered Tin Fat has issued High Court challenge to Tribunal’s decision in favour of Crown.

Tribunal issued decision refusing Tin Fat’s cancellation application.

Awaiting advice from Macau lawyers as to date of High Court hearing date.

NOTE: We are awaiting advice from the Macau lawyers as to whether there are any restrictions on using mark before the matter is finalised in court.

C. NEW MARKS – NOT OPPOSED

CROWN MACAU	N/017829	11/07/2005	39 - Travel arrangements	Registered.	Registered.

CROWN TOWERS MACAU	N/017832	11/07/2005	39 - Travel arrangements	Registered.	Registered.

CROWN CASINO AND HOTEL MACAU	N/017838	11/07/2005	39 - Travel arrangements	Opposition period expired	Awaiting confirmation of acceptance before substantive examination.

2.

Trade Mark	TM Number	Date Lodged	Class (Summary only - refer to Macau Trade Marks Register)	Status	Other Matters
CROWN CASINO AND HOTEL MACAU	N/017839	11/07/2005	41 - Gambling and casino services, entertainment services	Opposition period expired	Awaiting confirmation of acceptance before substantive examination.

CROWN CASINO MACAU	N/017835	11/07/2005	39 - Travel arrangements	Opposition period expired	Awaiting confirmation of acceptance before substantive examination.

CROWN CASINO MACAU	N/017836	11/07/2005	41 - Gambling and casino services, entertainment services	Opposition period expired	Awaiting confirmation of acceptance before substantive examination.

CROWN MACAU	N/017830	11/07/2005	41 - Gambling and casino services, entertainment services	Opposition period expired	Awaiting confirmation of acceptance before substantive examination.

“Crown Macau”	N/018553	05/09/2005	39 - Travel arrangements	Opposition period expired	Awaiting confirmation of acceptance before substantive examination.

“Crown Macau”	N/018554	05/09/2005	41 - Gambling and casino services, entertainment services	Accepted for registration.	Awaiting confirmation of registration.

“Crown Macau”	N/018555	05/09/2005	42 - Hospitality and accommodation services	Accepted for registration.	Awaiting confirmation of registration.

CROWN TOWERS MACAU	N/017833	11/07/2005	41 - Gambling and casino services, entertainment services	Opposition period expired	Awaiting confirmation of acceptance before substantive examination.

3.

Trade Mark	TM Number	Date Lodged	Class (Summary only - refer to Macau Trade Marks Register)	Status	Other Matters
D. NEW MARKS THAT TIN FAT IS OPPOSING

CROWN CASINO AND HOTEL MACAU	N/017840	11/07/2005	42 - Hospitality and accommodation services	Opposition proceedings commenced by Tin Fat

Evidence in defence filed by Crown. Response filed by Tin Fat.

Tribunal will decide matter. Awaiting update from Macau lawyers as to indicative dates for examination. Matter will be decided without a hearing.

CROWN CASINO MACAU	N/017837	11/07/2005	42 - Hospitality and accommodation services	Opposition proceedings commenced by Tin Fat

Evidence in defence filed by Crown. Response filed by Tin Fat.

Tribunal will decide matter. Awaiting update from Macau lawyers as to indicative dates for examination. Matter will be decided without a hearing.

CROWN MACAU	N/017831	11/07/2005	42 - Hospitality and accommodation services	Opposition proceedings commenced by Tin Fat

Evidence in defence filed by Crown. Response filed by Tin Fat.

Tribunal will decide matter. Awaiting update from Macau lawyers as to indicative dates for examination. Matter will be decided without a hearing.

CROWN TOWERS MACAU	N/l017834	11/07/2005	42 - Hospitality and accommodation services	Opposition proceedings commenced by Tin Fat

Evidence in defence filed by Crown. Response filed by Tin Fat.

Tribunal will decide matter. Awaiting update from Macau lawyers as to indicative dates for examination. Matter will be decided without a hearing.

E. OTHER APPLICATIONS

CROWN CLUB	N/022591	2/06/2006	35 – customer loyalty schemes and advertising, marketing and promotion	Filed.	Opposition period. Examination will take place some time after the 2 month opposition period has expired (i.e. after 2 October 2006).

4.

Trade Mark	TM Number	Date Lodged	Class (Summary only - refer to Macau Trade Marks Register)	Status	Other Matters
CROWN CLUB	N/022592	2/06/2006	41 – gambling and entertainment services	Filed	Opposition period. Examination will take place some time after the 2 month opposition period has expired (i.e. after 2 October 2006).

CROWN CLUB	N/022593	2/06/2006	43 – hospitality and accommodation services	Filed	Examination will take place some time after the 2 month opposition period has expired (i.e. after 2 October 2006).

CROWN CLUB and LOGO	N/022594	2/06/2006	35 – customer loyalty schemes and advertising, marketing and promotion	Filed	Opposition period. Examination will take place some time after the 2 month opposition period has expired (i.e. after 2 October 2006).

CROWN CLUB and LOGO	N/022595	2/06/2006	41– gambling and entertainment services	Filed	Opposition period. Examination will take place some time after the 2 month opposition period has expired (i.e. after 2 October 2006).

CROWN CLUB and LOGO	N/022596	2/06/2006	43 – hospitality and accommodation services	Filed	Opposition period. Examination will take place some time after the 2 month opposition period has expired (i.e. after 2 October 2006).

CROWN CLUB MACAU	N/022597	2/06/2006	35 – customer loyalty schemes and advertising, marketing and promotion	Filed	Opposition period. Examination will take place some time after the 2 month opposition period has expired (i.e. after 2 October 2006).

CROWN CLUB MACAU	N/022598	2/06/2006	41– gambling and entertainment services	Filed	Opposition period. Examination will take place some time after the 2 month opposition period has expired (i.e. after 2 October 2006).

CROWN CLUB MACAU	N/022599	2/06/2006	43 – hospitality and accommodation services	Filed	Opposition period. Examination will take place some time after the 2 month opposition period has expired (i.e. after 2 October 2006).

5.

Addendum to 14 September Document

(B) Crown has now filed the necessary court documents; (E) Tin Fat has now issued notices of opposition for the above CROWN CLUB based marks in classes 35 and 43.

OTHER MATTERS

1.	Opposition by Crown Limited

Crown has opposed the trade mark applications by Tin Fat for GOLDEN CROWN CHINA HOTEL MACAU in English, Chinese and Portuguese in class 42. Evidence in defence filed by Tin Fat. Tribunal will probably decide matter without a hearing.

The original estimated date for consideration by the Tribunal was late June/July. It does not appear that this has taken place – we are awaiting confirmation from the Macau lawyers.

2.	CROWN CLUB and Best Western International’s applications for GOLD CROWN CLUB – Trade Mark Co-existence Agreement

Crown and Best Western International have now executed a Trade Mark Co-existence Agreement that applies to Macau, Hong Kong and Australia. Under this agreement:

•	Crown will not challenge Best Western’s trade mark applications for GOLD CROWN CLUB in Hong Kong and Macau. Crown has withdrawn its opposition in Hong Kong.

•	Best Western International will not challenge Crown’s applications for CROWN CLUB in Hong Kong and Macau.

•	Certain restrictions apply to the parties in Australia.

Tin Fat has opposed Best Western’s application for GOLD CROWN CLUB in Macau. It may oppose Crown’s recently filed applications.

3.	Secondary Macau Trade Marks

The process of searching and registering any new secondary marks (i.e. YING) is being managed by Melco. However, any secondary marks incorporating Crown Limited’s marks (such as CROWN) will be managed by Crown Limited.

Crown to consider the registration of CROWN SPA in Macau.

Note: Any questions regarding this table can be directed to Scott Cutler of Crown.

6.